EXHIBIT 10.29.1

Participant: _____________        Grant #: _____________

PHANTOM STOCK OPTION AGREEMENT

        THIS AGREEMENT (the “Agreement”) is made and entered into on the date set forth below (“Date of Grant”) by and between IBEX Global Solutions (Philippines) Inc. (the “Company”) and the participant named above (the “Participant”) with respect to a Phantom Stock Option hereby granted under the IBEX Global Solutions (Philippines) Inc. Amended & Restated Phantom Stock Plan dated February 16, 2021 (the “Plan”).

        WHEREAS, an authorization to grant a Phantom Stock Option under the Plan to Participant has been authorized pursuant to the terms of the Plan to provide an incentive based on the increase in the price of a share of common stock (“Stock”) of the Company’s ultimate parent company, IBEX Limited (“IBEX”), for the purposes stated in the Plan and subject to its requirements;

        NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Participant agree to the following terms and conditions governing the rights of the parties pursuant to the Phantom Stock Option granted hereby:

        1.    Definitions. All capitalized terms not expressly defined herein shall have their meaning as set forth in the Plan. In the event of a conflict between the definitions set forth in this Agreement and the definitions set forth in the Plan, the definitions set forth in the Plan shall control.

    2.    Grant of Phantom Stock Option. The Participant is hereby awarded a Phantom Stock Option pursuant to the Plan (“Option”) with the characteristics set forth below, each of which is subject to the terms of the Plan:
Date of Grant:             ___________________
Number of shares of Stock:        xxx
Exercise Price per share of Stock:     $_______ (USD)
Vesting conditions:     So long as Participant’s service with the Company is not terminated and continues, ________ shares of the Stock of IBEX shall vest on ____________, with ________ shares of the Stock of IBEX vesting on the first date of each month thereafter until this Option is vested in full.
Expiration date:             ______________________
The Participant may exercise any vested portion of this Option, as determined pursuant to this Section 2, pursuant to the terms and conditions set forth in the Plan, provided that in no event shall any Option granted hereunder be exercisable prior to the conclusion of the IPO Period, whether vested or not. Upon exercise, the Participant will receive payment pursuant to the terms of the Plan that is determined by multiplying: (i) the number of shares of IBEX that relate to the portion of the Option being exercised, and (ii) the difference between the Fair Market Value per share of IBEX and the Exercise Price per share for the Option identified above. Payment of the amount determined under the foregoing shall be made pursuant to the terms of the Plan.

3.    Non-alienation. The Participant’s rights under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payment for the support of a spouse, former spouse or any relative, until such amount has been actually received by the person entitled to it. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of the same shall be void and will terminate the Option in its entirety. If the terms of this section are contrary to the Applicable Law governing in a particular circumstance, then, as to that circumstance, any such payment shall be so exempt to the maximum extent permitted by such law.

4.    Status of Participant. The Participant shall not be deemed a shareholder of the Company or IBEX with respect to any of the shares of Stock subject to this Option. This Option shall not affect the right of IBEX, the Company or any Affiliate thereof to reclassify, recapitalize, or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

    5.    No Contract for Employment. Nothing contained in this Agreement shall be construed to be a contract of employment for any term by the Company or any Affiliate thereof, and the Company reserves the right to discharge Participant at any time subject to Applicable Laws.

    6.    Payment of Taxes. The Company shall have the right to deduct from all payments made under the Agreement any taxes required by law to be withheld or paid with respect thereto.

    7.    Intent. This Agreement is intended by the parties to be an unfunded promise to pay future compensation.

    8.    Authority. Any question concerning the interpretation of this Agreement, any adjustments required to be made under the Plan, and any controversy that may arise under the Plan or under this Agreement shall be determined by the Board and/or the Committee in its sole discretion. Such decision by the Board and/or the Committee shall be final and binding. In the event of a conflict between a determination or action by the Board and the Committee, the Board’s determination or action shall control.

9.    Plan Controls. The terms of this Agreement are governed by the terms of the Plan, which may be terminated or amended at any time. A copy of the Plan, and any amendments thereto, has been delivered or made available to the Participant and shall be deemed to be a part of this Agreement as if fully set forth herein. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan shall control.

    10.    Notice. Any notice allowed or required to be given hereunder shall be deemed sufficiently given to the Company if delivered personally or if sent by mail, addressed to the Company’s principal business office, with an email copy to paul.inson@ibex.co (or any other address and/or email address the Company may specify through written notice) or, if to the Participant, addressed to the last known address of the Participant and/or such Participants email address with the Company or its Affiliates. Such notice shall be deemed given on the date of transmission.

    11.    Confidentiality. Participant hereby agree to keep this Agreement and the terms hereof in the strictest confidence and shall not at any time or in any manner, either directly or indirectly, disclose, divulge, distribute, disseminate or communicate to any third party, this Agreement, the fact of its existence, nor any of the terms hereof, without the prior written consent of the Company, except as may be required by law and except as may be disclosed to the Participant’s spouse, tax, legal, or financial advisors, or to a financial institution or other lender to the extent that disclosure of such information is necessary for the Participant and/or her/his spouse to obtain a loan from such financial institution or other lender.

COMPANY:

By:
Robert T. Dechant, CEO

                        PARTICIPANT:

                        _________________________________________
                            Signature

3